                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 27, 1996




                              DATAWORKS CORPORATION
             (Exact name of registrant as specified in its charter)



                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



               0-26814                             33-0209937
        (Commission File No.)          (IRS Employer Identification No.)


                      5910 PACIFIC CENTER BLVD., SUITE 300
                           SAN DIEGO, CALIFORNIA 92121
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (619) 546-9600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 27, 1996, DataWorks Acquisition Sub., Inc. ("DataWorks Sub"), a Minnesota corporation and a wholly owned subsidiary of DataWorks Corporation ("DataWorks"), was merged with and into DCD Corporation ("DCD"), a Minnesota corporation, pursuant to an Agreement and Plan of Merger and Reorganization, dated August 16, 1996, among DataWorks, DataWorks Sub, DCD and certain stockholders of DCD (the "Plan of Reorganization"). Upon consummation of the merger of DataWorks Sub with DCD (the "Merger"), DataWorks Sub ceased to exist, and DCD, the surviving corporation, became a wholly owned subsidiary of DataWorks. DCD designs, develops, markets and supports business management software for "make-to-order" manufacturing companies, primarily job shops and custom manufacturers. DataWorks intends to continue operating the DCD business in order to continue servicing these organizations. The Merger is intended to be a tax-free reorganization for federal income tax purposes and is to be accounted for as a pooling of interests by DataWorks.

         Under the terms of the Plan of Reorganization, each share of DCD Common Stock, no par value, outstanding immediately prior to the closing of the Merger converted into approximately 3.36 shares of Common Stock, no par value, of DataWorks ("DataWorks Common Stock"). At the closing of the Merger, 1,763,704 shares of DataWorks Common Stock (the "Merger Consideration") were issued, which represented approximately 22.6% of the shares of DataWorks Common Stock outstanding immediately after consummation of the Merger. Pursuant to the Plan of Reorganization, shares representing ten percent of the Merger Consideration (the "Escrow Shares") were issued in the name of an Escrow Agent. In the event of indemnification claims for which compensation is granted pursuant to the Escrow Agreement, dated August 16, 1996, among DataWorks, certain stockholders of DCD, Robert W. Brandel as representative of the DCD stockholders and ChaseMellon Shareholder Services as Escrow Agent, shares with a value sufficient to provide indemnification will be issued in the name of DataWorks. The Escrow Shares will be released, with certain limitations, beginning September 27, 1997. A cash payment was made for fractional shares resulting from the conversion. DataWorks used its current cash resources to fund the payments for fractional shares.

         Robert W. Brandel, the President and a director of DCD, a Vice President of DataWorks and a former shareholder of DCD, received 667,185 shares of DataWorks Common Stock and $21.70 in lieu of fractional shares in exchange for his DCD Common Stock in the Merger.

         DataWorks expects to incur charges currently estimated to be approximately $2.5 million, net of taxes, to reflect costs associated with combining the operations of the two companies and transaction fees and costs incident to the Merger. This amount is a preliminary estimate and there can be no assurance that DataWorks will not incur additional charges to reflect costs associated with the Merger.

                                       2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  i. Financial Statements of DCD Corporation on December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, with an audit report by Price Waterhouse LLP, are incorporated by reference from pages F-21 through F-30 of Registrant's Registration Statement on Form S-4 (No. 333-11741) (the "Registration Statement").

                  ii. Unaudited interim financial statements of DCD Corporation at June 30, 1996 and for the six-month periods ended June 30, 1996 and 1995 are incorporated by reference from pages F-22 through F-30 of the Registration Statement.

         (b)      PRO FORMA FINANCIAL INFORMATION

                  The pro forma financial information for the period through June 30, 1996 is incorporated by reference to the Unaudited Pro Forma Combined Condensed Financial Information at pages 47 through 50 of the Registration Statement.

         (c)      EXHIBITS.

                  2.1 Agreement and Plan of Merger and Reorganization dated August 16, 1996 among DataWorks Corporation, DataWorks Acquisition Sub., Inc., DCD Corporation and certain shareholders of DCD.*

                  99.1   Press release, dated September 27, 1996.

                  99.2   Value Added Reseller Agreement dated December 27,
                         1995 between the  Registrant  and VMARK Software, Inc.+

        *Filed as an exhibit to Registrant's Registration Statement on Form S-4
         (No. 333-11741) and incorporated by reference herein.

        +Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

                                       3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DATAWORKS CORPORATION




Dated:  October 7, 1996            By: /s/ Stuart W. Clifton
                                      ---------------------------
                                       Stuart W. Clifton
                                       Chairman of the Board, Chief Executive
                                       Officer and President

                                       4.

                                INDEX TO EXHIBITS



         2.1 Agreement and Plan of Merger and Reorganization dated August 16, 1996 among DataWorks Corporation, DataWorks Acquisition Sub., Inc., DCD Corporation and certain stockholders of DCD.*

         23.1     Consent of Price Waterhouse LLP.

         99.1     Press release, dated September 27, 1996.

         99.2 Value Added Reseller Agreement dated December 27, 1995 between the Registrant and VMARK Software, Inc.+

         *Filed as an exhibit to Registrant's Registration Statement on Form
          S-4 (No. 333-11741) and incorporated by reference herein.

         +Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

                                       5.